                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) April 1, 1998


                        MATTHEWS STUDIO EQUIPMENT GROUP
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                  CALIFORNIA
                 --------------------------------------------
                (State or other jurisdiction of incorporation)

             0-18102                                     95-1447751
       ----------------------                        ------------------
      (Commission file number)                      (I.R.S. Employer
                                                     Identification No.)

                 3111 NORTH KENWOOD STREET, BURBANK, CA  91505
            -------------------------------------------------------
           (Address of principal executive offices)       (Zip Code)


                              (818) 525-5200
              -------------------------------------------------
             (Registrant's telephone number, including area code)


                                      N/A
 ----------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets


On April 1, 1998, Matthews Studio Equipment Group ("Matthews" or "the Company") acquired Four Star Holding, Inc. ("Four Star") a holding company which owns 100% of Four Star Lighting, Inc. Pursuant to a stock purchase agreement, in exchange for all of the capital stock of Four Star, the Company paid $18,421,000 in cash to the shareholders of Four Star and $9,104,000 in cash to reduce Four Star's long-term debt. The amount of consideration paid to the Four Star shareholders was reached through arms-length negotiations and was funded through the Company's credit facility discussed in Item 5 below. The amount paid to Four Star creditors was funded through the same credit facility.

Prior to the acquisition, the ownership in Four Star was held by Four Star Associates, L.P., Stonebridge Partners Equity Fund, L.P., Bill L. Aishman, Anthony P. Cancellieri and Darren DeVerna. Four Star has operations in New York, New York and Los Angeles, California. Four Star provides rentals of lighting and other equipment for use in theatrical productions. Four Star will continue its business and operations as a wholly-owned subsidiary of the Company.

Four Star's revenues for its fiscal year ended December 31, 1997 were approximately $11.7 million and the total liabilities as of that date were $13.9 million. Of the $27,525,000 cash paid on April 1, 1998, $9,104,000 was used to pay off certain liabilities of Four Star.

A copy of the press release of the Company in respect of the acquisition of Four Star is attached hereto as Exhibit 3.

Item 5.  Other Events


On April 1, 1998, Matthews and its principal subsidiaries amended its senior secured revolving credit facility (the "Amended Chase Facility") with The Chase Manhattan Bank as agent for a syndicate of lenders ("Bank").

The Amended Chase Facility provides for revolving credit loans of up to $64,000,000 and a term loan of $16,000,000, with an aggregate principal amount not in excess of $80.0 million at any time outstanding. The term loan requires principal payments beginning December 31, 1998. The proceeds of the Amended Chase Facility may be used, 1) to finance the Four Star acquisition, including fees and expenses incurred in connection with the Four Star acquisition, within the limits specified in the stock purchase agreement, 2) for general working capital purposes, 3) for the financing of future acquisitions of businesses with $10.0 million designated for such activities, 4) to finance the repayment of certain capitalized lease obligations, 5) to finance capital expenditures, within the limits specified in the agreement, and 6) to repay certain subordinated debt.

Interest on outstanding borrowings under the Amended Chase Facility at the Company's choice is at LIBOR plus a maximum of 2.75% or the greater of (i) Chase Manhattan Bank's Prime Rate plus a maximum of 0.75%, (ii) the Base CD Rate (as determined by the Bank) plus a maximum of 1.75% or (iii) the Federal Funds Effective Rate plus a maximum of 1.25%. In each case, the interest margin charged on outstanding loans may be reduced if specified ratios are achieved by the Company. In addition, the Company pays from three-eights of one percent to one-half of one percent on the unused credit commitment.

The Amended Chase Facility matures August 14, 2002. The Amended Chase Facility requires the Company to maintain certain levels of net worth and, on a quarterly basis, certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization), and to meet several financial ratios including interest coverage, leverage and debt service coverage ratios. In addition, the Company must maintain limits on annual rent expenses.

The Amended Chase Facility provides for annual capital expenditure limits of $12.75 million in fiscal 1998 and $11.5 million for each fiscal year thereafter. Amounts (up to $2.0 million) permitted to be expended in a given fiscal year may be carried over (if not spent) and expended in the succeeding fiscal year. In addition, the annual limits will be increased by 25% in years when specified financial ratios have been achieved.

Borrowings under the Amended Chase Facility by the Company and its subsidiaries are cross collateralized pursuant to a security agreement in which the Company and its subsidiaries has granted the Bank a first priority lien in all of their respective assets.

A copy of the press release of the Company in respect of the Amended Chase Facility is attached hereto as Exhibit 3.

Item 7.  Financial Statements and Exhibits


     (a)  Financial Statements of Business Acquired

Four Star was acquired by Matthews on April 1, 1998. The audited financial statements of Four Star, and the related Independent Auditors' Report for the Four Star fiscal year ended December 31, 1997 are located at Addendum I.

     (b)  Pro forma Financial Information (unaudited)

The required pro forma combined financial data is located at Addendum II.

(2) (c) Exhibits


                                 EXHIBIT INDEX

Exhibit             Document Description
-------             --------------------
  1.           Sale Agreement dated as of March 20, 1998, among Matthews Studio
               Equipment Group, Four Star Associates, L.P., Stonebridge Partners
               Equity Fund, L.P., Bill L. Aishman, Anthony P. Cancellieri,
               Darren DeVerna, Four Star Lighting, Inc. and Four Star Holdings,
               Inc., without the schedules and exhibits thereto, other than as listed below:

               i. Employment Agreement dated as of April 1, 1998, between Darren DeVerna and Four Star Lighting, Inc.
                    (previously filed).

  2. Amended and Restated Credit Agreement (without schedules or exhibits)(previously filed).

  3. Press release of the Company in respect of the acquisition of Four Star Lighting, Inc. and the amended Chase credit facility, (previously filed).

 23.           Independent Auditors' consent

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A, to be signed on its behalf by the undersigned hereunto duly authorized.


                                MATTHEWS STUDIO EQUIPMENT GROUP
                                       (Registrant)



Date: May 11, 1998          By:          /s/ Carlos De Mattos
                               ----------------------------------------------
                                           Carlos De Mattos
                              Chairman of the Board, Chief Executive Officer,
                                    President & Chief Financial Officer


                            By:         /s/ Gary S. Borman
                               ----------------------------------------------
                                            Gary S. Borman
                                  Vice President, Corporate Controller
                                     & Principal Accounting Officer

ADDENDUM I.
-----------

--------------------------------------------------------------------
FOUR STAR HOLDING, INC.

Consolidated Financial Statements for the
Year Ended December 31, 1997 and
Independent Auditors' Report

FOUR STAR HOLDING, INC.

TABLE OF CONTENTS
--------------------------------------------------------------

                                                       PAGE
INDEPENDENT AUDITORS' REPORT                            1

FINANCIAL STATEMENTS FOR THE
 YEAR ENDED DECEMBER 31, 1997:

 Consolidated Balance Sheet                             2

 Consolidated Statement of Operations                   3

 Consolidated Statement of Stockholder's Equity         4

 Consolidated Statement of Cash Flows                   5

 Notes to Consolidated Financial Statements          6-10

INDEPENDENT AUDITORS' REPORT

To the Shareholder of
Four Star Holding, Inc.

We have audited the accompanying consolidated balance sheet of Four Star Holding, Inc. as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Four Star Holding, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

March 6, 1998

FOUR STAR HOLDING, INC.

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
  Cash                                                                                      $    68,094
  Accounts receivable, less allowance for doubtful accounts of $138,000                         910,616
  Inventories                                                                                   214,920
  Other current assets                                                                           16,710
  Deferred taxes                                                                                 67,222
                                                                                            -----------

           Total current assets                                                               1,277,562

PROPERTY, PLANT AND RENTAL EQUIPMENT - Net                                                   11,834,952

OTHER NONCURRENT ASSETS - Net                                                                 3,418,070
                                                                                            -----------

TOTAL ASSETS                                                                                $16,530,584
                                                                                            ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                          $ 1,810,701
  Accrued liabilities                                                                           259,356
  Note payable - bank                                                                         1,053,882
  Current portion of long-term debt                                                           2,892,193
                                                                                            -----------

           Total current liabilities                                                          6,016,132

DEFERRED TAXES                                                                                1,406,010

LONG-TERM DEBT                                                                                4,482,588

SUBORDINATED DEBT                                                                             2,000,000
                                                                                            -----------

           Total liabilities                                                                 13,904,730
                                                                                            -----------

STOCKHOLDER'S EQUITY:
  Preferred stock                                                                               750,000
  Common stock, $.01 par value; 750,000 shares authorized,
    712,500 shares outstanding                                                                    7,125
  Additional paid-in capital                                                                    705,375
  Retained earnings                                                                           1,163,354
                                                                                            -----------

           Total stockholder's equity                                                         2,625,854
                                                                                            -----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                  $16,530,584
                                                                                            ===========

See notes to consolidated financial statements.

FOUR STAR HOLDING, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997

-------------------------------------------------------------------------------------------------------------------
REVENUES                                                                                               $11,668,787
                                                                                                       ------------

COSTS AND EXPENSES:
  Cost of sales                                                                                          6,764,522
  Selling, general and administrative                                                                    1,263,321
                                                                                                       ------------

           Operating income                                                                              3,640,944
                                                                                                       ------------

OTHER EXPENSES:
  Interest                                                                                               1,134,378
  Other                                                                                                    694,641
                                                                                                       ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                                 1,811,925

PROVISION FOR INCOME TAXES                                                                                 779,441
                                                                                                       ------------

NET INCOME                                                                                             $ 1,032,484
                                                                                                       ============


See notes to consolidated financial statements.

FOUR STAR HOLDING, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                                   TOTAL
                                                           ADDITIONAL                                              COMMON
                                    COMMON STOCK            PAID-IN      PREFERRED STOCK         RETAINED       STOCKHOLDER'S
                                 SHARES      AMOUNT         CAPITAL    SHARES       AMOUNT       EARNINGS          EQUITY
ENDING BALANCE,
  DECEMBER 31, 1996              712,500     $7,125        $705,375    150,000     $750,000     $  200,245        $1,662,745

  Net income                                                                                     1,032,484         1,032,484

  Dividends paid                                                                                   (69,375)          (69,375)
                                 -------     ------        --------    -------     --------     ----------        ----------
BALANCE, DECEMBER 31, 1997       712,500     $7,125        $705,375    150,000     $750,000     $1,163,354        $2,625,854
                                 =======     ======        ========    =======     ========     ==========        ==========

See notes to consolidated financial statements.

FOUR STAR HOLDING, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                              $ 1,032,484
                                                                                          -----------
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization                                                           3,452,139
    Provision for doubtful accounts receivable                                                121,802
    Decrease in deferred income taxes                                                        (112,281)
    Decrease in other long-term assets                                                         84,016
    Gain on sale of equipment                                                                 (52,742)
    Increase in operating assets and liabilities:
      Accounts receivable                                                                    (366,927)
      Inventories                                                                             (83,251)
      Current assets                                                                           (4,351)
      Accounts payable                                                                      1,379,795
      Accrued liabilities                                                                     211,095
                                                                                          -----------

           Total adjustments                                                                4,629,295
                                                                                          -----------

           Net cash provided by operating activities                                        5,661,779
                                                                                          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                                   (4,525,354)
  Proceeds from sale of equipment                                                              66,075
                                                                                          -----------

           Net cash used in investing activities                                           (4,459,279)
                                                                                          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable - bank                                                       (2,716,193)
  Borrowings under notes payable - bank                                                     1,560,000
  Dividends paid                                                                              (69,375)
                                                                                          -----------

           Net cash used in financing activities                                           (1,225,568)
                                                                                          -----------

NET DECREASE IN CASH                                                                          (23,068)

CASH AT DECEMBER 31, 1996                                                                      91,162
                                                                                          -----------

CASH AT DECEMBER 31, 1997                                                                 $    68,094
                                                                                          ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during period:
    Interest                                                                              $ 1,134,378
                                                                                          ===========

    Income taxes                                                                          $   921,577
                                                                                          ===========

See notes to consolidated financial statements.

FOUR STAR HOLDING, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS

   Four Star Holding, Inc. (the "Company") was incorporated on July 25, 1995 with the primary purpose of acquiring Four Star Lighting, Inc. On September 8, 1995 (the "Date of Acquisition"), the Company acquired 100% of Four Star Lighting, Inc. Four Star Lighting, Inc. provides rentals of lighting and other equipment for use in theater productions.

2. ACQUISITION

   On September 8, 1995, the Company acquired Four Star Lighting, Inc. from its former shareholders whereby the ownership of common stock was transferred to Four Star Holding, Inc. ("1995 Acquisition"). The agreement provided for the payment to the former Four Star Lighting Inc. shareholders following the closing of the transaction.

   The acquisition has been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired plus various costs incurred associated with the acquisition has been recorded as goodwill. The covenant not to compete will be written off over five years and goodwill will be written off over 30 years.

   The purchase price was financed by the issuance of 712,500 shares of the Company's common stock, 150,000 shares of the Company's preferred stock, the issuance of subordinated debt and the issuance of a long term note.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

   INCOME RECOGNITION - The Company recognizes lease income under the operating method of accounting for equipment under rental contracts and is reimbursed for supplies relating to rental equipment. Under such method, income is recognized as lease payments are due.

   DEPRECIATION - Building and rental equipment are depreciated using the straight-line method over the estimated useful lives of 25 years for the building and five years for rental equipment.

   OTHER NONCURRENT ASSETS - Other noncurrent assets include organizational and deferred financing costs. Organizational costs are amortized over a 60-month period on a straight-line basis. Deferred financing costs are amortized over the period of the underlying debt on a straight-line basis.

   IMPAIRMENT OF LONG-LIVED ASSETS - The Company adopted Statement No. 121, Accounting for the Impairment of Long-Lived Assets, of the Financial Accounting Standards Board in 1995. This Statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable.

   FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial instruments include cash, accounts receivable, accounts payable accruals and line of credit, it was assumed that the carrying amount approximated fair value because of their short maturity. The fair value of the company's long-term debt is estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 1997, the Company's fair value for long-term debt approximated the current carrying value.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. PROPERTY, PLANT AND RENTAL EQUIPMENT

   Property, plant and rental equipment consist of the following at December 31, 1997:

    Land                                                         $    30,000
    Buildings and improvements                                         6,200
    Rental equipment                                              18,402,042
                                                                 -----------
                                                                  18,438,242

    Less accumulated depreciation                                  6,603,290
                                                                 -----------
                                                                 $11,834,952
                                                                 ===========

   Depreciation expense relating to property, plant and rental equipment amounted to $3,244,660 for the year ended December 31, 1997.

5. OTHER NONCURRENT ASSETS

   Other noncurrent assets consist of the following at December 31, 1997:

   Organizational costs                                           $    3,250
   Deferred financing costs                                          345,731
   Covenant not to compete                                           105,000
   Goodwill                                                        3,382,578
   Other  noncurrent assets - miscellaneous                           30,000
                                                                  ----------
                                                                   3,866,559
   Less accumulated amortization                                     448,489
                                                                  ----------
                                                                  $3,418,070
                                                                  ==========

   Amortization expense relating to other noncurrent assets amounted to $207,479 for the year ended December 31, 1997, and is included within other expenses on the statement of operations and stockholder's equity.

   During 1997, the Company recorded an adjustment to goodwill of approximately $84,000 due to the settlement of certain pre-acquisition tax liabilities.

6. LINE OF CREDIT

   The Company has a revolving line of credit with a bank, which allows the Company to borrow up to $3,500,000 Borrowings under the line of credit are at 2% above the bank's reference rate (the bank's reference rate was 8.5% at December 31, 1997.) At December 31, 1997 total borrowings on the line of credit were $1,053,882.

   The line of credit is collateralized by substantially all of the Company's assets.

7. LONG-TERM DEBT





   Long term debt at December 31, 1997 consists of the following:

     Term-loan with bank with interest at 2 percent per annum above the bank's reference rate.  Principal is payable in 15 equal quarterly installments, with interest payable monthly.  The note is collateralized by substantially
      all the Company's assets.                                                                    $4,749,781

     Capital expenditure loan with interest at 2 percent per annum above the bank's reference rate.  Principal is payable in 12 equal quarterly installments, with interest payable monthly.  The note is collateralized by substantially
      all the Company's assets.                                                                     2,625,000
                                                                                                   -----------

     Total                                                                                          7,374,781

     Less current maturities                                                                        2,892,193
                                                                                                   -----------

     Long-term debt                                                                                $4,482,588
                                                                                                   ===========

   Scheduled maturities of long-term debt are as follows:

     YEAR ENDING
     DECEMBER 31,                                                                                    AMOUNT

     1998                                                                                          $2,892,193
     1999                                                                                           2,667,193
     2000                                                                                           1,815,395
                                                                                                   -----------

                                                                                                   $7,374,781
                                                                                                   ===========

   The loan agreement, for the long-term debt and the line of credit (Note 6), has restrictive covenants, the most significant of which require the Company to comply with certain net worth, working capital and annual capital expenditure requirements. As of December 31, 1997 the Company was in default of its Capital Expenditure covenant, on February 17, 1997 the Company obtained a waiver from the bank related to this Covenant.

8.  SUBORDINATED DEBT

    Subordinated debt due at December 31, 1997 consists of a $2,000,000 note due in two installments with 50% due on September 8, 2004 and the remaining 50% due one year later in 2005. Interest is at a rate of 9.25 percent per annum.

9.  PREFERRED STOCK

    The Company has 150,000 preferred shares issued and outstanding. The shares carry a par value of $.01 and were issued at $5.00. Cumulative dividends on these outstanding preferred shares are payable when and as declared by the Board of Directors at a rate of 9.25 percent per annum payable semi-annually. The Company shall redeem 50 percent of the preferred stock on September 8, 2004 and the remaining 50 percent one year later in 2005 for $5.00 per share.

10. INCOME TAXES

    The Company has provided for deferred income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," whereby deferred income taxes are determined based upon the enacted income tax rates expected to apply to taxable income in the periods in which the deferred tax liability or asset is expected to be settled or realized. Deferred income taxes arise from temporary differences resulting from a difference between the tax basis of an asset and its reported amount in the financial statements.

    The (benefit) provision for income taxes at December 31, 1996 consists of the following:

      Current:
       Federal                                                   $ 678,088
       State                                                       213,634
                                                                 ---------

                                                                   891,722
                                                                 ---------

      Deferred:
       Federal                                                     (87,718)
       State                                                       (24,563)
                                                                 ---------

                                                                  (112,281)
                                                                 ---------

      Total income tax (benefit) provision                       $ 779,441
                                                                 =========

   The differences between the provision (benefit) for income taxes and income taxes computed using the U.S. Federal statutory tax rate of 34 percent are as follows:

      Federal income taxes (benefit) at statutory rates         $ 616,055
      Increase (decrease) in taxes resulting from:
       State taxes net of Federal benefit                         118,272
       Goodwill amortization                                       46,367
       Other                                                       (1,253)
                                                                ---------
                                                                $ 779,441
                                                                =========

   Significant components of the Company's deferred tax accounts are as follows:

         Current deferred tax asset:
          Accrued expenses                                    $    12,384
          Allowances for accounts receivable                       54,838
                                                              -----------

            Current deferred tax asset                             67,222
                                                              -----------

         Noncurrent deferred tax asset (liability):
          APP 16 fixed asset write-up                          (1,007,240)
          Tax over book depreciation                             (398,770)
                                                              -----------

             Noncurrent deferred tax liability, net           $(1,406,010)
                                                              ===========

11. COMMITMENTS AND CONTINGENCIES

    The Company leases office and warehouse space in Mount Vernon, New York. It is a five-year lease effective September 1, 1994 through August 31, 1999 with an option to renew for an additional three years. The lease was executed June 11, 1997 retroactive to September 1, 1994.

    The present value of the future minimum lease payments at December 31, 1997 is as follows:

     MINIMUM PAYMENTS
      1998                                                        $197,554
      1999                                                         134,311

    Rental expense, inclusive of miscellaneous rental costs, was $191,799 for the year ended December 31, 1997.

12. RELATED PARTY TRANSACTIONS

    The Company retains an affiliated entity, to provide management and advisory services in connection with the organization, management and operations of the Company.

    The Company can pay the affiliated entity up to $100,000 per annum. Management fees amounted to $100,000 for the year ended December 31, 1997 and is included in other expenses on the consolidated statement of operations and stockholder's equity.

13. LITIGATION

    The shareholders and certain of the directors of the Company have been named in a civil lawsuit filed in federal court in the Southern District of New York by a third-party alleging that it had an agreement to purchase the Company and as a result of actions taken by the shareholders and directors it was damaged. The Company's bylaws indemnify the shareholders and directors for any damages which might result from this action. In the opinion of management and the board of directors, the lawsuit is without merit and will not result in a material liability to the Company.

14. SUBSEQUENT EVENTS

    The shareholders of the Company are in negotiations for sale of their stock in the Company. No definitive purchase agreement has been entered into.

                                    ******

ADDENDUM II.
------------

Pro forma combined financial data

The following unaudited pro forma combined statements of operations for the year ended September 30, 1997 (December 31, 1997 for Four Star), and the three months ended December 31, 1997 give effect to the acquisition of Four Star by the Company. The pro forma information is based on the historical financial statements of the Company and Four Star giving effect to the combination under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The following unaudited pro forma combined balance sheet also gives effect to the combination under the purchase method of accounting.

The unaudited pro forma statements have been prepared by the management of the Company and Four Star based upon the historical information included herein and other financial information. These pro forma statements do not purport to be indicative of the results of operations or financial position which would have occurred had the acquisition been made at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

The Company will account for the transaction under the purchase method of accounting. Accordingly, the cost to acquire Four Star will be allocated to the assets acquired and liabilities assumed according to their respective fair values. The final allocation of the purchase price is dependent upon completion of certain studies that are not yet complete. Accordingly, the purchase allocation adjustments are preliminary and have been made solely for the purpose of preparing such pro forma statements.

               MATTHEWS STUDIO EQUIPMENT GROUP AND SUBSIDIARIES
           Pro Forma Condensed Consolidated Statements of Operations
                     (in thousands, except per share data)


                                                             Historical
                                                 -------------------------------------
                                                    Matthews              Four Star
                                                 --------------        ---------------
                                                           For the Year Ended
                                                  September 30,          December 31,           Pro forma           Pro forma
                                                      1997                   1997              Adjustments          Combined   (3)
                                                 --------------        ---------------       --------------      -------------

Revenues from rental operations                     $   25,589          $   11,669           $                     $   37,258
Net product sales                                       20,769                                                         20,769
                                                    -----------         -----------          ----------            -----------
                                                        46,358              11,669                                     58,027


Costs and expenses:
     Cost of rental operations                          14,519               6,765                                     21,284
     Cost of sales                                      14,081                                                         14,081
     Selling, general and administrative                12,629               1,959                 504  (1)            15,092
     Interest                                            2,675               1,134               1,384  (4)             5,193
                                                    -----------         -----------          ----------            -----------
                                                        43,904               9,858               1,888                 55,650


Income before income taxes                               2,454               1,811              (1,888)                 2,377
Provision for income taxes                                 748                 779                (513)                 1,014
                                                    -----------         -----------          ----------            -----------
Income before extraordinary item                    $    1,706          $    1,032           $  (1,375)            $    1,363


Extraordinary loss on early extinguishment
   of debt net of income tax benefit of $130              (194)                                                          (194)
                                                    -----------         -----------          ----------            -----------
 Net income                                         $    1,512          $    1,032           $  (1,375)            $    1,169
                                                    ===========         ===========          ==========            ===========

Income per common share basic (Note 2):
     Income before extraordinary item                  $  0.16                                                     $     0.13
     Extraordinary loss on early
        extinguishment of debt                           (0.02)                                                         (0.02)
                                                    -----------                                                    -----------
Net Income per share                                $     0.14                                                     $     0.11
                                                    ===========                                                    ===========

 Income per common share diluted (Note 2):
     Income before extraordinary item               $     0.15                                                     $     0.13
     Extraordinary loss on early
        extinguishment of debt                           (0.02)                                                         (0.02)
                                                    -----------                                                    -----------
Net Income per share                                $     0.13                                                     $     0.11
                                                    ===========                                                    ===========


See notes to pro forma condensed consolidated statements of operations

               MATTHEWS STUDIO EQUIPMENT GROUP AND SUBSIDIARIES
           Pro Forma Condensed Consolidated Statements of Operations
                 For the Three Months Ended December 31, 1997
                     (in thousands, except per share data)

                                                        Historical
                                                 -------------------------        Pro forma       Pro forma
                                                 Matthews        Four Star       Adjustments     Combined (3)
                                                 --------        ---------       -----------     --------
Revenues from rental operations                  $ 7,771           $2,938          $             $10,709
Net Product Sales                                  5,686                                           5,686
                                                 --------          -------         --------      --------
                                                  13,457            2,938                         16,395

Costs and expenses:

    Cost of rental operations                      4,062            1,954                          6,016
    Cost of sales                                  3,860                                           3,860
    Selling, general and administrative            4,379              584              126 (1)     5,089
    Interest                                       1,151              272              346 (4)     1,769
                                                 --------          -------         --------      --------
                                                  13,452            2,810              472        16,734


Income (loss) before income taxes                      5              128             (472)         (339)
Provision (benefit) for income taxes                   2              (63)            (145)         (206)
                                                 --------          -------         --------      --------
         Net income (loss)                       $     3           $  191          $  (327)      $  (133)
                                                 ========          =======         ========      ========
Net income (loss) per common share,
    basic and diluted (Note 2)                   $  0.00                                         $ (0.01)
                                                 ========                                        ========

See notes to pro forma condensed consolidated statements of operations

                MATTHEWS STUDIO EQUIPMENT GROUP AND SUBSIDIARIES

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


1. To record the estimated goodwill amortization attributable to the transaction. Goodwill is amortized over a period of twenty five years.

2. For the three months ended December 31, 1997 the number of shares used to calculate basic and diluted earnings per share were 10,987,000 and 12,580,000, respectively.

     For the twelve months ended September 30, 1997, the number of shares used to calculate basic and diluted earnings per share were 10,456,000, and 11,108,000, respectively.

3. The three month period ended December 31, 1997 for Four Star is included in both the pro forma condensed statements of operations for the twelve month period and the three month period ended December 31, 1997.

4. To record the effect of pro forma adjustments related to interest expense on borrowings incurred by the Company to fund the acquisition and to pay off all long-term debt of Four Star, in accordance with the purchase agreement.

               MATTHEWS STUDIO EQUIPMENT GROUP AND SUBSIDIARIES
                Pro Forma Condensed Consolidated Balance Sheets
                               December 31, 1997
                               ($ in thousands)

                                                                            Historical
                                                                  ------------------------------         Pro forma       Pro forma
                                                                   Matthews            Four Star        Adjustments       Combined
                                                                  ----------          ----------        -----------      ---------
ASSETS:
Current Assets:
     Cash and cash equivalents                                     $    567           $     68          $               $    635
     Accounts receivable                                              8,715                911                             9,626
     Current portion of net investment in leases                        796                                                  796
     Inventories                                                      9,242                215                             9,457
     Prepaid expenses and other current assets                        2,313                 84                             2,397
                                                                   --------           --------          -------          -------
              Total current assets                                   21,633              1,278                            22,911

Property, plant and equipment                                        61,041             11,835                            72,876
     Less accumulated depreciation                                  (22,544)                                             (22,544)
                                                                   --------           --------          -------          -------
     Net property, plant and equipment                               38,497             11,835                            50,332

Investment in leases, less current portion                              405                                                  405
Other assets                                                          7,118              3,418           13,778 (2)       24,314
                                                                   --------           --------          -------          -------
              Total assets                                         $ 67,653           $ 16,531          $13,778          $97,962
                                                                   ========           ========          =======          =======
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
     Accounts payable                                              $  3,799           $  1,811          $                $ 5,610
     Accrued liabilities                                              2,393                259                             2,652
     Current portion of long-term debt and capital
       lease obligations                                              2,758              3,946           (3,946) (1)       2,758
                                                                   --------           --------          -------          -------
              Total current liabilities                               8,950              6,016           (3,946)          11,020

Long-term debt and capital leases                                    43,658              6,483           20,350  (1)      70,491
Deferred income taxes                                                 2,976              1,406                             4,382

Shareholders' equity:
     Preferred stock                                                                       750             (750)               -
     Common stock                                                     7,064                713             (713)           7,064
     Retained earnings                                                5,005              1,163           (1,163)           5,005
                                                                   --------           --------          -------          -------
               Total shareholders' equity                            12,069              2,626           (2,626)          12,069
                                                                   --------           --------          -------          -------
               Total liabilities and shareholders' equity          $ 67,653           $ 16,531          $13,778          $97,962
                                                                   ========           ========          =======          =======

See notes to pro forma condensed consolidated balance sheets

                MATTHEWS STUDIO EQUIPMENT GROUP AND SUBSIDIARIES

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS


1. To record the effect of pro forma adjustments related to borrowings incurred by the Company to fund the acquisition and to pay off all long-term debt of Four Star, in accordance with the purchase agreement.

2. To record as unallocated assets, the net effect of pro forma adjustments for the excess purchase price over the fair value of net assets acquired. The fair value of the total assets acquired is estimated at $12,361,000.